SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

May 18, 2016

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Miami, Florida 33131

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Note about Forward-Looking Statements

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 3.03.  Modifications to Rights of Securities Holders.

On May 12, 2016, our Board of Directors created a new class of Preferred Stock.  The Board also declared a special stock dividend consisting of our newly designated Class D Redeemable Preferred Stock.  Pursuant to the dividend, the special stock dividend will be distributed to owners of the Company's common stock as of the record date in a ratio of one share of Class D Redeemable Preferred Stock common stock for every 1 share of common stock owned as of the record date.  The Company has set the record date as June 10, 2016. The Class D Preferred Stock must be redeemed within six months within six (6) months (or as soon thereafter as permitted by law) following final resolution of the Corporation's affiliates lawsuit against ViberMedia , Inc. (Next Communications, Inc. and Nxtgn, Inc. v. Viber Media, Inc.) which is, as of the date of this resolution, pending in U.S. District Court for the Southern District of New York or any successor or other lawsuit relating to the subject matter thereof in which the Corporation (or any successor-in-interest) is named as a plaintiff (the "Lawsuit").The Designation fixes the redemption price of each share of class D Preferred stock as the greater of par value or the amount obtained by dividing (a) 9.03 percent of the net proceeds to the Corporation of the Lawsuit after payment of fees and expenses incurred in connection with such law suit and the resolution of  any creditor claims against Next Communications and all taxes on net income accrued or paid with respect to such amount, by (b) the total number of shares of Class D Preferred stock issued and outstanding as of the Redemption Date, which amount shall be rounded to the nearest whole cent.

In the event of an unfavorable result, we will still redeem the Class D preferred stock at par within six months of the case’s final disposition.

Certificates for the Class D will not have a CUSIP number, will specify the name of the beneficial owner of such shares and will be mailed directly to such beneficial owner soon after the record date. If a stockholder is already a record owner of the Company holding certificates issued on the stockholder’s name, the holder does not need to take any further action as a stock certificate for the dividend will be mailed to the same recorded stockholder.  However, if a stockholder does not yet hold the related shares in the Company in certificate form but holds them in street name with a broker, to ensure prompt receipt of such dividend such a stockholder should obtain an interim statement from the pertinent broker showing the holdings as of the close of business on June 10, 2016. All such requests should be made by stockholders in writing. To assist stockholders in this regard, a sample stockholder letter requesting confirmation of their position has been posted on the Company's web site (www.nextgroupholdings.com), a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein. Should any shareholder have any questions about this procedure, they should contact the company by email at dividend@nextgroupholdings.com or by phone at (800) 611-3622.

In the event of a discrepancy between shareholder records received from a particular broker and that broker’s position at DTCC, we will pursue all appropriate legal and administrative remedies on behalf of our affected shareholders.

About the Viber Litigation

On October 14, 2014, one of our operating subsidiaries, NxtGn, Inc. and Next Communications, Inc., (the “Plaintiffs”) filed suit in the United States District Court for the Southern district of New York against Viber Media, Inc.  Plaintiffs filed an Amended Complaint asserting four claims: misappropriation of a business idea, misappropriation of trade secrets, breach of contract, and unjust enrichment.  Viber moved the Court to dismiss the Amended Complaint.  On March 30, 2016, U.S. District Judge Richard Sullivan issued an opinion and order on Viber’s motion to Dismiss.  Specifically, Judge Sullivan ordered that Viber’s motion to dismiss is granted on Plaintiffs’ misappropriation of a business idea claim, but denied as to their misappropriation of trade secrets, breach of contract, and unjust enrichment claims.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1 Certificate of Designation of Rights and Preferences of the Class D Redeemable Preferred Stock

99.2 Stockholder Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2016

NEXT GROUP HOLDINGS, INC.

By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer